Exhibit 99.1

Pattern Energy Completes Acquisition of 51% of 179 MW Meikle Wind Power Facility

SAN FRANCISCO, California, August 14, 2017 – Pattern Energy Group Inc. (Nasdaq & TSX: PEGI) (“Pattern Energy” or the “Company”), today announced it has completed the acquisition of a 51% interest in the 179 MW Meikle Wind facility from Pattern Energy Group LP (“Pattern Development 1.0”) for $68 million1, which represents a 10x multiple of the five-year average cash available for distribution2 ("CAFD"). The Public Sector Pension Investment Board (“PSP Investments”) acquired the remaining 49%.

“Completing the acquisition of Meikle Wind adds British Columbia’s largest wind power facility to our portfolio and is one of the first initiatives in our new strategic relationship with PSP Investments,” said Mike Garland, Chief Executive Officer of Pattern Energy. “Meikle is an excellent addition to our portfolio, providing a strong addition to our CAFD2 with a long-term revenue stream from its 25-year PPA. PSP Investments’ acquisition of the remaining 49% stake in Meikle demonstrates their confidence in our business model and investment decisions.”

The purchase price of the Meikle Wind acquisition was funded from available cash and draws under the Company's revolving credit facility.

Meikle Wind commenced commercial operations in the first quarter of 2017 and operates under a 25-year power purchase agreement with BC Hydro, which has a AAA/Aaa credit rating.

Located in the Peace River Regional District of British Columbia, Canada, the 179 MW Meikle Wind facility consists of 61 GE wind turbines, including 35 3.2 MW turbines and 26 2.75 MW turbines.

About Pattern Energy

Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on the NASDAQ Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 20 wind power facilities, including one project it has agreed to acquire, with a total owned interest of 2,736 MW in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy's wind power facilities generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business. For more information, visit www.patternenergy.com.

1)	Based on a CAD to USD exchange rate of $1.27

2)	This forward looking measure of five-year average annual purchase price multiple of cash available for distribution (CAFD) contribution from the Meikle Wind facility is a non-GAAP measure that cannot be reconciled to net cash provided by operating activities as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking changes in working capital balances which are added to earnings to arrive at cash provided by operations and subtracted therefrom to arrive at CAFD. A description of the adjustments to determine CAFD can be found on page 60 of Pattern Energy’s 2016 Annual Report on Form 10-K.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws, including statements regarding the five year average annual CAFD generated by Meikle Wind and the outlook of the Company’s business model and investment decisions. These forward-looking statements represent the Company's expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company's annual report on Form 10-K and any quarterly reports on Form 10-Q. The risk factors and other factors noted therein could cause actual events or the Company's actual results to differ materially from those contained in any forward-looking statement.

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Contacts:

Media Relations Matt Dallas 917-363-1333 matt.dallas@patternenergy.com	Investor Relations Ross Marshall 416-526-1563 ross.marshall@loderockadvisors.com